CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2012, relating to the financial statements and financial highlights which appear in the October 31, 2012 Annual Reports to Shareholders of JPMorgan Asia Pacific Fund, JPMorgan Emerging Markets Local Currency Debt Fund, JPMorgan Ex-G4 Currency Strategies Fund, JPMorgan Global Unconstrained Equity Fund, JPMorgan Income Builder Fund, JPMorgan International Currency Income Fund, JPMorgan International Unconstrained Equity Fund, JPMorgan Tax Aware Equity Fund, JPMorgan Tax Aware Real Return Fund, JPMorgan Tax Aware Real Return SMA Fund and JPMorgan Total Emerging Markets Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 26, 2013